The Timken Company Revised Segment Results										Exhibit 99.1
	AS ORIGINALLY REPORTED					AS REVISED
(Dollars in millions)	1st Qtr 2011	2nd Qtr 2011	3rd Qtr 2011	4th Qtr 2011	Full Year 2011	1st Qtr 2011	2nd Qtr 2011	3rd Qtr 2011	4th Qtr 2011	Full Year 2011
Net sales to external customers:
Mobile Industries	$442.9	$465.1	$441.3	$419.6	$1,768.9	$442.9	$465.1	$441.3	$419.6	$1,768.9
Process Industries	284.1	307.5	328.1	320.8	1,240.5	284.1	307.5	328.1	320.8	1,240.5
Aerospace and Defense	79.1	83.5	81.8	79.7	324.1	79.1	83.5	81.8	79.7	324.1
Steel	448.0	473.5	470.6	444.6	1,836.7	448.0	473.5	470.6	444.6	1,836.7

	$1,254.1	$1,329.6	$1,321.8	$1,264.7	$5,170.2	$1,254.1	$1,329.6	$1,321.8	$1,264.7	$5,170.2

Intersegment sales:
Mobile	$0.1	$0.1	$0.3	$—	$0.5	$0.1	$0.1	$0.3	$—	$0.5
Process Industries	0.9	0.8	0.8	1.6	4.1	0.9	0.8	0.8	1.6	4.1
Steel	33.5	31.6	30.9	23.8	119.8	33.5	31.6	30.9	23.8	119.8

	$34.5	$32.5	$32.0	$25.4	$124.4	$34.5	$32.5	$32.0	$25.4	$124.4

Segment EBIT
Mobile Industries	$68.0	$66.8	$65.2	$43.2	$243.2	$72.1	$71.4	$69.5	$48.8	$261.8
Process Industries	66.7	70.3	77.5	67.1	281.6	65.3	68.7	75.6	64.6	274.2
Aerospace and Defense	2.2	3.3	(1.5)	3.6	7.6	1.6	2.5	(1.7)	2.7	5.1
Steel	60.0	72.1	67.1	71.5	270.7	59.3	71.3	66.2	70.6	267.4

Total EBIT for reportable segments	$196.9	$212.5	$208.3	$185.4	$803.1	$198.3	$213.9	$209.6	$186.7	$808.5

Unallocated corporate expenses	(18.0)	(20.4)	(17.5)	(19.5)	(75.4)	(19.3)	(21.8)	(18.8)	(20.9)	(80.8)
Interest expense	(9.8)	(9.3)	(9.1)	(8.6)	(36.8)	(9.8)	(9.3)	(9.1)	(8.6)	(36.8)
Interest income	1.5	1.4	1.5	1.2	5.6	1.5	1.4	1.5	1.2	5.6
Intersegment adjustments	0.6	(0.4)	(0.9)	1.0	0.3	0.5	(0.4)	(0.9)	1.1	0.3

Income before income taxes	$171.2	$183.8	$182.3	$159.5	$696.8	$171.2	$183.8	$182.3	$159.5	$696.8